Exhibit 10.94

NG ADVANTAGE LLC

COMMON UNIT PURCHASE AGREEMENT

October 14, 2014

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NG ADVANTAGE LLC

COMMON UNIT PURCHASE AGREEMENT

This Common Unit Purchase Agreement (this “Agreement”) is dated as of October 14, 2014, by and among NG Advantage LLC, a Delaware limited liability company (the “Company”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on the Schedule of Investors attached hereto as Schedule A (the “Schedule of Investors”).  The Company and each Investor hereby agree as follows:

SECTION 1

AUTHORIZATION, SALE AND ISSUANCE

1.1                               Authorization.

The Company will, prior to the Closing (as defined below), authorize the sale and issuance of up to 3,045,789 units (the “Units”) of the Company’s Common Units (as such term is defined in the Operating Agreement (as defined below)), having the rights, privileges, preferences and restrictions set forth in the amended and restated limited liability company operating agreement of the Company, in substantially the form attached hereto of Exhibit A (the “Operating Agreement”).

1.2                               Sale and Issuance of Units.

Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor, the number of Units set forth opposite such Investor’s name on the Schedule of Investors attached hereto as Schedule A (the “Schedule of Investors”), at, subject to Section 2.3, a cash purchase price of $15.26 per unit (the “Per Unit Purchase Price”, and the per Unit purchase price paid by each Investor hereunder, multiplied by the number of Units purchased by such Investor hereunder, such Investor’s “Purchase Price”). The Company’s agreement with each Investor is a separate agreement, and the sale and issuance of the Units to each Investor is a separate sale and issuance.

SECTION 2

CLOSING DATES AND DELIVERY

2.1                               Closing.

The purchase, sale and issuance of the Units shall take place at one closing (the “Closing”). The Closing shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 701 Fifth Avenue, Suite 5100, Seattle, WA 98104-7036, at 10:00 a.m. local time on October 14, 2014, or such other time and date as the Company and Investors to receive a majority of the Common Units to be issued pursuant to this Agreement (which, in all cases, shall include CLNE (as defined below)) shall mutually agree orally or in writing.

2.2                               Issuance and Delivery.

At the Closing, the Company shall update its unit ledger and all other applicable books and records to reflect the issuance to each Investor of the number of Units that such Investor is purchasing in the Closing (except solely for the Units purchased by the CLNE Common Purchase Note (as defined below), which shall be reflected in the Company’s unit ledger and all other applicable books and records as provided thereunder), and each Investor shall make its payment of the purchase price therefor as set forth in the column designated “Purchase Price” opposite such Investor’s name on the Schedule of Investors, by (a) if the Investor is Clean Energy, a California corporation (“CLNE”), (i) cancellation of indebtedness owed under that certain Promissory Note issued by the Company on September 23, 2014, (ii) a wire transfer, in accordance with the Company’s instructions, of an amount equal to $18,999,996.04 less the amount of indebtedness cancelled pursuant to clause (a)(i) above, and (iii) the issuance of the promissory note in substantially the form of Exhibit B (the “CLNE Common Purchase Note”) in the aggregate principal amount of $18,650,300.00, and (b) for all other Investors hereunder, by cancellation of indebtedness pursuant to the conversion of the Investor Notes (as defined below) pursuant to Section 2.3. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company.

2.3                               Cancellation of Investor Notes.

Each of the undersigned Investors holding a Subordinated Convertible Promissory Note issued by the Company on or after November 25, 2013 in the original aggregate principal amount of up to $6,180,000 (the “Investor Notes”) hereby acknowledges and agrees that, at the Closing, the outstanding principal under such Investor’s Investor Note will be automatically converted, at a price per Unit equal to 70.0% of the Per Unit Purchase Price, into that number of Units set forth in the column designated “Number of Units” or “Number of Common Units” opposite such Investor’s name on the Schedule of Investors and Schedule 5.14 hereto, and the accrued and unpaid interest under such Investor’s Investor Note will be automatically converted into a warrant, with an exercise price equal to the Per Unit Purchase Price, to purchase the number of Common Units set forth in the column designated “Number of Bridge Warrant Common Units” (each, a “Bridge Warrant”) opposite such Investor’s name on Schedule 5.14 hereto, and as of the Closing, each such Investor Note will automatically be deemed cancelled and repaid in full and the Company will no longer owe any obligation to the holder of any such Investor Note with respect thereto.  Each such Investor shall surrender to the Company at the Closing for cancellation such Investor’s Investor Note or shall execute an instrument of cancellation in form and substance acceptable to the Company with respect thereto.  Upon such surrender or execution of an instrument of cancellation, the Company shall update its unit ledger and all other applicable books and records to reflect the issuance of the Units to each such Investor and deliver the Bridge Warrant to each such Investor, in each case that such Investor is receiving upon conversion of such Investor’s Investor Note.

2.4                               Use of Proceeds.

The Company shall use the proceeds from the sale of Units hereunder for general working capital purposes, including but not limited to the expansion of the Company’s business, the purchase of additional equipment, the repurchase of certain Common Units as contemplated by Exhibit E to the Right of First Offer and Co-Sale Agreement (as defined below) and the repayment of the debt obligations as set forth on Schedule 5.9.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

A Schedule of Exceptions, attached hereto as Schedule B (the “Schedule of Exceptions”), shall be delivered to the Investors in connection with the Closing. Except as set forth on the Schedule of Exceptions, the Company hereby represents and warrants to the Investors, as of the date hereof and as of the Closing (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) as follows:

3.1                               Organization, Good Standing and Qualification.

The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite limited liability company power and authority to own and operate its properties and assets, to carry on its business as presently conducted and as proposed to be conducted, to execute and deliver this Agreement, the Voting Agreement (as defined below) and the Right of First Offer and Co-Sale Agreement (all such agreements collectively, the “Agreements”), to issue and sell the Units and to perform its obligations pursuant to the Agreements and the Operating Agreement. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s condition, assets, properties, operating results, business or prospects, financially or otherwise, as now conducted and as proposed to be conducted (a “Material Adverse Effect”).

3.2                               Subsidiaries.

The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.  The Company is not a participant in any joint venture, general or limited partnership or similar arrangement.

3.3                               Capitalization.

After effectiveness of the Operating Agreement and immediately prior to the Closing, the authorized units representing Membership Rights (as defined in the Operating Agreement) in the Company (such units referred to herein as “membership units”) will consist of 5,499,503 Common Units, of which 1,684,186 Common Units are issued and outstanding.  The full capitalization table of the Company, as of immediately after the Closing, is set forth on Schedule C hereto.

(a)         The outstanding Common Units have been duly authorized and validly issued in compliance with applicable laws, are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Securities Act”), and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(b)         As of the Closing, the Company has reserved:

(i)             the Units for issuance pursuant to this Agreement;

(ii)          216,667 Common Units authorized for issuance to employees, consultants and directors pursuant to the Company’s 2013 Unit Option Plan (the “2013 Plan”), under which options to purchase 158,500 Common Units are outstanding as of the date of this Agreement;

(iii)       127,200 Common Units authorized for issuance pursuant to certain warrants to purchase Common Units of the Company that are outstanding as of the date of this Agreement (the “Outstanding Warrants”); and

(iv)      37,933 Common Units authorized for issuance pursuant to the Bridge Warrants (as defined below).

(c)          The Units, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Units will be free of any liens or encumbrances, other than any liens or encumbrances created by the Investors; provided, however, that the Units are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein, in the Operating Agreement and in the Right of First Offer and Co-Sale Agreement. Except as set forth in the Operating Agreement or the Right of First Offer and Co-Sale Agreement, the Units are not subject to any preemptive rights or rights of first offer.

(d)         Except for the rights provided pursuant to the Right of First Offer and Co-Sale Agreement, the Operating Agreement or as otherwise described in this Agreement, outstanding options to purchase Common Units pursuant to the 2013 Plan, the Outstanding Warrants and the Bridge Warrants, there are no options, warrants, other rights (including conversion or preemptive rights) or agreements to purchase any of the Company’s authorized and unissued membership units.

(e)          All outstanding securities of the Company, including, without limitation, all outstanding membership units of the Company, all membership units of the Company issuable upon the conversion or exercise of all convertible or exercisable securities and all other securities that the Company is obligated to issue, are subject to a one hundred eighty (180) day “market stand-off” restriction upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act.

(f)           Section 3.3(f) of the Schedule of Exceptions sets forth a complete list of each security of the Company owned by any officer, director or, in the Company’s reasonable belief, key employee of the Company, or by any affiliate or any member of the immediate family of any such individual, together with a description of the material terms of the vesting provisions and any rights of first offer and rights of repurchase applicable to each such security.  Except as may be set forth in Section 3.3(f) of the Schedule of Exceptions, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event.

3.4                               Authorization.

All limited liability company action on the part of the Company and its managers, officers and members necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Units, and the performance of all of the Company’s obligations under the Agreements has been taken or will be taken prior to the Closing. The Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

3.5                               Financial Statements.

(a)         The Company has delivered to the Investor (i) the audited balance sheet, statement of operations and statement of members’ equity (deficit) of the Company as of and for the period ended December 31, 2013 (including any notes thereto, the “Audited Financial Statements”) and (ii) the unaudited balance sheet, statement of operations and statement of members’ equity (deficit) of the Company as of and for the period ended July 31, 2014 (including any notes thereto, the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements are correct in all material respects and present fairly the financial condition and operating results of the Company as of the date(s) and during the period(s) indicated therein. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Unaudited Financial Statements do not contain all footnotes required by generally accepted accounting principles.  Except as set forth in the Financial Statements, the Company has no material liabilities (contingent or otherwise) other than (A) liabilities incurred in the ordinary course of business subsequent to, with respect to the Audited Financial Statements, December 31, 2013, and with respect to the Unaudited Financial Statements, July 31, 2014, and (B) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.  The Company does not have and has not engaged in any off-balance sheet arrangements or transactions.  Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles, and the Company’s accounting firm has not informed the Company in writing that it has any material questions, challenges or disagreements regarding or pertaining to the Company’s accounting policies or practices.  The Company has delivered to the Investor copies of each management letter or other letter, if any, delivered to the Company by its accounting firm in connection with such Financial Statements.

(b)         The Company maintains a system of accounting and internal controls and procedures as are necessary to provide reasonable assurances that: (i) the financial records and financial statements are complete and accurate in all material respects; (ii) transactions are executed with management’s authorization; (iii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company’s assets; (iv) access to the Company’s assets is permitted only in accordance with management’s authorization; (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis; and (vi) material information regarding the operations of the Company and its financial condition is accumulated and communicated to the Company’s management, including its principal executive and financial officers.  There are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that could reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information, and there is no fraud that involves any of the managers, officers or members of the Company.  The Company has delivered to the Investor copies of each management letter or other letter, if any, delivered to the Company by its accounting firm relating to any review by such accounting firm of the internal controls of the Company.

3.6                               Changes.

Except as contemplated by this Agreement (including the Schedule of Exceptions hereto), since July 31, 2014, there has not been: (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not, in the aggregate, had a Material Adverse Effect; (b) any material change in the contingent obligations of the Company by way of guarantee, endorsement, indemnity, warranty or otherwise; (c) any damage, destruction or loss, whether or not covered by insurance, that, individually or in the aggregate, has resulted in a Material Adverse Effect; (d) any waiver by the Company of a material right or of a material debt owed to it; (e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); (f) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject; (g) any material change in any compensation arrangement or agreement with any employee, officer or manager of the Company; (h) any sale, assignment, license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets (other than (i) the sale or license of the Company’s products and services in the ordinary course of business, (ii) acquisition of Off-the-Shelf Software or Public Software, (iii) disclosure or receipt of confidential information pursuant to non-disclosure agreements in substantially the forms provided to the Investors and entered into in the ordinary course of business, or (iv) assignments to the Company pursuant to agreements with employees, consultants and contractors entered into in the ordinary course of business); (i) any resignation or termination of employment of any officer or key employee of the Company; (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable; (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers, managers or members holding more than ten percent (10%) of the voting interests of the Company, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; (l) any debt, obligation or liability incurred, assumed or guaranteed by the Company except for those incurred in the ordinary course of the Company’s business (but not in excess of $50,000 in the aggregate) and in amounts which would not, individually, reasonably be expected to have a Material Adverse Effect; (m) any declaration, setting aside or payment or other distribution in respect of any of the Company’s membership units, or any direct or indirect redemption, purchase or other acquisition of any of such membership units by the Company other than the repurchase of membership units from employees, officers, managers or consultants pursuant to agreements approved by the Board of Managers of the Company under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as termination of employment or consultancy; (n) any failure to conduct business in the ordinary course, consistent with the Company’s past practices; (o) to the best of the Company’s knowledge, any other event or condition of any character that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (p) any agreement or commitment by the Company to do any of the things described in this Section 3.6.

3.7                               Intellectual Property.

(a)         Definitions:

(i)             “Off-the-Shelf Software” means any software (including software provided on a “software as a service” or similar basis) that is made generally and widely available to the public on a commercial basis and is licensed or otherwise made available to the Company on a non-exclusive basis under standard terms and conditions and, in each case, is used by the Company solely for its internal operations and is nor provided, or included in materials provided, to its customers.

(ii)          “Public Software” means any software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (1) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (2) the Artistic License (e.g., PERL); (3) the Mozilla Public License; (4) the Netscape Public License; (5) the Sun Community Source License (SCSL); (6) the Sun Industry Standards License (SISL); (7) the BSD License; and (8) the Apache License.

(b)         To the knowledge of the Company, the Company owns or possesses sufficient legal rights to use all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, processes and other proprietary rights used in or necessary to the business of the Company as presently conducted, without any conflict with or infringement of the rights of others.

(c)          Section 3.7(c) of the Schedule of Exceptions contains a complete list of all of the United States and foreign registered intellectual property rights that have not expired or been abandoned, including issued patents and pending patent applications, copyrights, trademarks and domain names owned by the Company (the “Company Registered IP”).  All of the Company Registered IP is valid and subsisting and in full force and effect.  There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership arrangements of any kind granted by the Company relating to the Company Registered IP.

(d)         The Company is not bound by or a party to any written options, licenses, agreements, claims, encumbrances or shared ownership arrangements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, processes and other proprietary rights of any other person or entity, except, in any case, for (i) standard end-user agreements with respect to Off-the-Shelf Software or Public Software, (ii) agreements regarding the license to use the Company’s Customer Portal in connection with the sale of the Company’s products and services in the ordinary course of business, (iii) agreements with respect to the disclosure or receipt of confidential information entered into in the ordinary course of business, and (iv) assignments to the Company of any such patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, processes and other proprietary rights pursuant to agreements with employees, consultants and contractors entered into in the ordinary course of business.

(e)          The Company has not received any written communications alleging that the Company has violated or, by conducting its business as proposed would violate, any of the patents, trademarks, service marks, trade names, domain names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor, to the Company’s knowledge, is there any reasonable basis therefor.

(f)           The Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner of, licensor of or claimant to any intellectual property or other proprietary rights with respect to the use of such rights in connection with the conduct of the Company’s business as now conducted or as proposed to be conducted other than fees or other payments due pursuant to agreements for Off-the-Shelf Software.

(g)          The Company is not aware that any of its officers or other employees is obligated under (i) any intellectual property or proprietary information-related terms, conditions or provisions of any contract (including licenses, covenants or commitments of any nature) or other agreement or (ii) any judgment, decree or order of any court or administrative agency or any other restriction relating to intellectual property or proprietary information, in each case that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as now conducted or that would prevent such officers or other employees from assigning to the Company inventions conceived or reduced to practice in connection with services rendered to the Company.  The execution and delivery of the Agreements will not, to the Company’s knowledge, (x) conflict with or result in a breach of the intellectual property or proprietary information-related terms, conditions or provisions of, or constitute a default under, any contract (including licenses, covenants or commitments of any nature) or other agreement or (y) conflict with or result in a breach of, or constitute a default under, any judgment, decree or order of any court or administrative agency or any other restriction relating to intellectual property or proprietary information, in each case under which any officer or other employee of the Company is now obligated.

(h)         The Company does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to or outside the scope of their employment by the Company except to the extent that the Company can obtain rights to such inventions pursuant to agreements for Off-the-Shelf Software or Public Software.

(i)             In the past three years, there has not been any litigation commenced or threatened in writing against the Company with respect to any of its intellectual property or other proprietary rights.

3.8                               Employee Proprietary Information and Inventions Agreements.

(a)         Each current and former employee and consultant of the Company has executed, as applicable, (i) an employee proprietary information and inventions assignment agreement or (ii) an independent contractor agreement containing proprietary information and inventions assignment provisions in favor of the Company, in each case in substantially the forms provided to the Investor.  Except as set forth on Section 3.8 of the Schedule of Exceptions, no such person has excluded from any such agreement any works or inventions that were made by such person before their employment or consulting relationship with the Company and that are relevant to the Company’s business as now conducted or as proposed to be conducted except to the extent that the Company can obtain rights to such works or inventions pursuant to agreements for Off-the-Shelf Software or Public Software.  The Company is not aware that any of its current or former employees or consultants is in violation thereof.

(b)         No third party has claimed in writing, or to the Company’s knowledge has reason to claim, that any employee or consultant of the Company (i) has violated or may be violating any of the terms or conditions of such employee’s or consultant’s employment, non-competition, non-solicitation or non-disclosure agreement with such third party or (ii) has or may have disclosed or utilized any trade secret or proprietary information or documentation of such third party in a manner that violated any confidential relationship which such third party.

3.9                               Title to Properties and Assets; Liens.

(a)         The Company has good title in and to its tangible personal property and assets (excluding real property) free and clear of all mortgages, liens, loans and encumbrances, except for Permitted Liens.  With respect to the tangible personal property and assets it leases, the Company is in compliance with such leases in all material respects and holds a valid leasehold interest free of any liens, claims or encumbrances.  All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair (subject to ordinary wear and tear) and are reasonably fit and usable for the purposes for which they are being used.

(b)         Except for Permitted Liens, the Company has good title or a valid leasehold interest in and to each parcel of real property that it owns or leases, as applicable, free of any liens, claims or encumbrances.  The Company has not received any written notice of any material condemnation, rezoning or taking actions pending, or, to the Company’s knowledge, threatened, with respect to any parcel of real property owned by the Company.

(c)          As used herein, the term “Permitted Liens” means (i) statutory liens for taxes imposed in the ordinary course of business, which are not yet delinquent or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens or encumbrances to secure landlords, lessors or renters under leases or rental agreements, (iii) deposits or pledges made in connection with, or to secure payment of, workers compensation, unemployment insurance, old age pension or other social security programs, (iv) statutory or common law liens or encumbrances in favor of carriers, warehousemen, mechanics and materialmen to secure claims for labor, materials or supplies and other like liens or encumbrances, in each case arising in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings, (v) liens or encumbrances imposed on the underlying fee interest in real property leased, subleased or licensed by the Company, solely to the extent a violation of or default under any such lien or encumbrance would not impact the Company’s lease, sublease or license of such real property, (vi) any zoning, land use or other similar governmental restrictions reserving the right of a governmental authority to control or regulate any Company owned or leased real property, (vi) restrictions on transfer of securities imposed by applicable state and federal securities laws, (vii) liens and encumbrances set forth in Section 3.9 of the Schedule of Exceptions and (viii) such encumbrances and liens as do not materially impair the Company’s ownership or use of such property or assets.

3.10                        Compliance with Other Instruments.

The Company is not in violation of its Certificate of Formation as in effect on the date hereof or any term of the Operating Agreement, as amended to date, or, in any material respect, of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound.  To the best of the Company’s knowledge, the Company is not in violation of any federal, state or local statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof applicable to the Company, the conduct of its business or its properties.  The execution and delivery of the Agreements by the Company, the performance by the Company of its obligations pursuant to, and consummation of the transactions contemplated by, the Agreements (including, without limitation, the Company’s offer to purchase its units as described on Exhibit E to the Right of First Offer and Co-Sale Agreement and the consummation of such offer), and the issuance of the Units, will not (a) result in any violation of, or conflict with, or constitute, with or without the passage of time and giving of notice, a default under, or constitute an event that could entitle any counterparty or other third party to exercise any additional rights under or result in the acceleration of the maturity of any material indebtedness of the Company or the performance of any obligation of the Company under, the Company’s Certificate of Formation or its Operating Agreement or any such mortgage, indebtedness, indenture, contract, agreement, instrument, judgment order or decree, (b) result in the violation of, or conflict with, any federal or state statute, rule or regulation applicable to the Company or its properties, (c) constitute an event that results in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company, or (d) constitute an event that results in the suspension, revocation, impairment, forfeiture or nonrenewal of any material franchise, permit, license, authorization or approval (all such franchises, permits, licenses, authorizations or approvals, collectively, “Permits”) applicable to the Company, its business or operations or any of its assets or properties.

3.11                        Litigation.

(a)         No actions (including, without limitation, derivative actions), suits or proceedings are pending or, to the knowledge of the Company, threatened against the Company at law or in equity in any court or before any other governmental authority.  The foregoing includes, without limitation, to the knowledge of the Company, actions, suits or proceedings pending or threatened (or any basis therefor known to the Company) involving the prior employment or consulting relationship of any of the Company’s employees or consultants, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.  None of the Company nor any of its managers or officers, in their capacity as such, is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, which, in the case of the Company’s mangers and officers, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no action, suit or proceeding by the Company currently pending or that the Company intends to initiate.

(b)         The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt or filed a petition or answer seeking reorganization or arrangement under any bankruptcy laws or any other similar law or statute of the United States of America or any other jurisdiction.

3.12                        Governmental Consents.

No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreements, or the offer, sale or issuance of the Units, or the consummation of any other transaction contemplated by the Agreements, except (i) the filing of such notices as may be required under the Securities Act and (ii) such filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

3.13                        Offering.

Subject to the accuracy of the Investors’ representations and warranties in Section 4, the offer, sale and issuance of the Units to be issued in conformity with the terms of this Agreement, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and will not result in a violation of the qualification or registration requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.14                        Registration and Voting Rights.

The Company is presently not under any obligation and has not granted, or agreed to grant, any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, except as contemplated in the Voting Agreement, no member or any other person or entity of the Company has entered into any agreements with respect to the voting of membership units of the Company.

3.15                        Agreements; Actions.

(a)         Except as set forth in Section 3.15(a) of the Schedule of Exceptions, except for agreements explicitly contemplated hereby and by the other Agreements, and except for salary, bonus and benefits paid to or stock option or stock purchase agreements with officers or employees of the Company, there are no material agreements, understandings or proposed transactions between the Company and any of its current or former officers, members, managers or affiliates, or any affiliate thereof.

(b)         Except as set forth in Section 3.15(b) of the Schedule of Exceptions, there are no leases, agreements, commitments, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that (i) may involve obligations (contingent or otherwise) of, or payments to, the Company in excess of $250,000 or that set forth rights or obligations material to the Company or its business that extend for more than six months after the date of this Agreement, (ii) constitute firm delivery contracts or arrangements, pursuant to which the Company is obligated to perform thereunder on a firm commitment rather than an interruptible basis, (iii) constitute fixed price contracts or arrangements, pursuant to which the Company is obligated to provide goods or perform services based on a fixed rather than a variable price, (iv) may involve the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than (A) licenses for Off-the-Shelf Software or Public Software, (B) agreements regarding the license to use the Company’s Customer Portal in connection with the sale of the Company’s products and services in the ordinary course of business, (C) disclosure or receipt of confidential information pursuant to non-disclosure agreements in substantially the form provided to the Investors and entered into in the ordinary course of business, or (D) assignment to the Company pursuant to agreements with employees, consultants and contractors entered into in the ordinary course of business), (v) may involve provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services, in each case, by the Company, (vi) may involve indemnification by the Company with respect to infringements of proprietary rights (other than in connection with the sale or license of the Company’s products and services in the ordinary course of business), or (vii) may involve agreements not to compete with any person or entity or not to engage in any particular line of business (all of the foregoing, collectively, “Material Contracts”).  All of the Material Contracts are valid, binding and in full force and effect and enforceable by the Company in accordance with their respective terms, as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.  The Company is not in material violation of or default under any Material Contract and, to the knowledge of the Company, no other party to any of the Material Contracts is in material violation thereof or default thereunder, except for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has made available to the Investor true, correct and complete copies of each Material Contract.

(c)          The Company has not (i) authorized or made any distribution upon or with respect to any or its membership units, (ii) incurred any outstanding indebtedness for money borrowed or any other liabilities, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its material assets or rights, other than the sale of its inventory in the ordinary course of business.

(d)         The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Operating Agreement that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.

(e)          Neither the Company nor any member holding more than ten percent (10%) of the voting interests in the Company has engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

3.16                        Related-Party Transactions.

Other than the Investor Notes (as defined below), no current or former employee, officer manager or member holding more than ten percent (10%) of the voting interests of the Company or , to the best of the Company’s knowledge, member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than for accrued salaries, reimbursement for reasonable expenses incurred on the Company’s behalf or other standard employee benefits.  To the best of the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or managers of the Company and members of their immediate families may own stock in publicly-traded companies that may compete with the Company to the extent of not more than five percent (5%) of the issued and outstanding securities of such companies.  No current or former officer, manager or employee or, to the best of the Company’s knowledge, no member of the immediate family of any officer, manager or employee of the Company is directly or indirectly interested in any material contract with the Company.

3.17                        Permits.

The Company has all Permits required by law and necessary for the conduct of its business as now being conducted, the lack of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such Permits are current and valid.  The Company is not in default in any material respect under any of such Permits.  The Company has not received any written notice of proceedings relating to the revocation, suspension or modification of any such Permit which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.18                        Environmental and Safety Laws.

To the Company’s knowledge, the Company is not, and at no time has been, in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, where such violation could reasonably be expected to have a Material Adverse Effect, and to the Company’s knowledge, no material expenditures are required as of the date hereof in order to comply with any such existing statute, law or regulation.  As used herein, “Environmental Laws” means all applicable federal, state and local laws, rules, regulations, codes, ordinances, judgments, decrees and the common law governing or regulating the environment, employee health or safety, including the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act, the federal Comprehensive Environmental Response, Compensation and Liability Act, the federal Toxic Substances Control Act and their state and local counterparts.  The term “Hazardous Materials” means the existence in any form of polychlorinated biphenyls, asbestos or asbestos containing materials, urea formaldehyde foam insulation, oil, gasoline, petroleum, petroleum products and petroleum-derived substances (other than in vehicles operated in the ordinary course of business), pesticides and herbicides, and any other chemical, material or substance regulated by a governmental authority under any Environmental Laws.  The Company’s operations of its facilities and properties owned or leased have been in material compliance with the Environmental Laws, and the Company has not stored, used, disposed of, treated, released or discharged Hazardous Materials in material violation of Environmental Laws.  The Company has not received any written notice from any governmental body claiming any material violation by the Company of any Environmental Law, or requiring the Company to undertake any material environmental investigation, cleanup or remedial work to comply with Environmental Laws, and the Company has not received any written notice claiming that a release of Hazardous Materials has occurred or existed on, in or under any facility or property owned, leased or operated currently or in the past by the Company that required remediation by the Company.  The Company has provided to the Investors copies of any Phase 1 or Phase 2 Environmental Site Assessment reports relating to the properties of the Company in its possession.

3.19                        Employee Benefit Plans.

Section 3.19 of the Schedule of Exceptions sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.  The Company and its ERISA Affiliates are not and have not ever maintained or been obligated to contribute to a Multiple Employer Plan, a Multi-Employer Plan or a Defined Benefit Pension Plan.  For purposes of this Agreement, (a) “ERISA Affiliate” means, with respect to any person or entity, any other person or entity that is a member of a “controlled group of corporations” with, or is under “common control” with, or is a member of the same “affiliated service group” with such person or entity as defined in Section 414(b), 414(c), or 414(m) or 414(o) of the Internal Revenue Code of 1986, as amended (the “Code”), (b) “Multi-Employer Plan” shall have the meaning set forth in Section 3(37) of ERISA, (c) “Multiple Employer Plan” shall have the meaning set forth in Section 413 of the Code and (d) “Defined Benefit Pension Plan” shall have the meaning set forth in Section 3(35) of ERISA.

3.20                        Tax Returns, Payments and Elections.

The Company has filed all material tax returns and reports as required by law.  All such returns and reports are true and correct in all material respects.  The Company has paid all material taxes and other assessments due, except those contested by it in good faith and that are listed in

Section 3.20 of the Schedule of Exceptions, if any.  The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof.  The Company has not made any elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company is treated as a partnership for federal income tax purposes and has not elected to be treated other than as a partnership for income tax purposes under the Code.  The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge.  None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities.  Since the date of the Financial Statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period.  The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

3.21                        Insurance.

The Company has in full force and effect (a) fire and casualty insurance policies, with financially sound and reputable insurers, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its material tangible properties that might be damaged or destroyed and in all other respects customary for similarly situated companies, (b) insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for similarly situated companies and (c) directors and officers liability insurance in coverage and amounts customary for similarly situated companies.

3.22                        Company Records.

The Company has made available to the Investor true and complete copies of its Certificate of Formation and Operating Agreement, each as amended to date and as in full force and effect as of the date hereof.  The minute books of the Company provided or made available to the Investor contain a complete summary of all meetings and written consents of the Board of Managers and the members of the Company since the time of the Company’s formation and reflect all transactions referred to in such minutes or written consents accurately in all material respects.

3.23                        Labor Agreements and Actions; Employee Compensation.

(a)         The Company is not and has never been bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union or other collective bargaining representative, and no labor union or other collective bargaining representative has requested or, to the best of the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company.  There is no pending, or to the best of the Company’s knowledge, threatened (i) strike or other labor dispute involving the Company, (ii) material charge, grievance proceeding or other claim against or affecting the Company relating to the alleged violation of any law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Authority, (iii) employee or union organizational activity or other labor or employment dispute against or affecting the Company, or (iv) application for certification of a collective bargaining agent.

(b)         Except as set forth on the Schedule of Exceptions, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement.  The Company does not have a present intention to terminate the employment of any of its officers or other key employees, and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee.  The employment of each officer and employee of the Company is terminable at the will of the Company and at the will of the officer or employee, without advance notice by the Company or the officer and employee and without any obligation by the Company for payment of compensation or damages.  The Company has paid in full to all of its current and former officers and other employees all wages, salaries, commissions, bonuses and other compensation due to such officers and other employees and there are no severance payments which are or could become payable by the Company to any such officer or employee under the terms of any oral or written agreement or commitment or any applicable law, custom, trade or practice.

(c)          To the best of its knowledge, the Company has at all times complied in all material respects with all applicable state and federal laws related to employment and employment practices, including, without limitation, all applicable laws regarding wages and hours, the collection and payment of withholding and/or social security taxes, employment documentation, equal employment opportunities, fair employment practices, plant closings and mass layoffs, sexual harassment, discrimination based on sex, race, disability, health status, pregnancy, religion, national origin, age or other tortious conduct, workers’ compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and the Company has not engaged in any unfair labor practice.  The Company is not, nor has it ever been, liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing.  The Company is and has at all times been in compliance in all material respects with its obligations under the Worker Adjustment and Retraining Notification Act, as applicable, and similar applicable laws, and all other notification and bargaining obligations arising under any applicable agreement, statute, or otherwise.

(d)         All persons that are performing or have performed services for the Company and are classified by the Company as non-employees, including, without limitation, independent contractors, consultants, or otherwise, do satisfy and have satisfied the requirements of applicable law to be so classified, and the Company has fully and accurately reported its compensation on Internal Revenue Service Forms 1099 when required to do so.  The Company has no direct or indirect liability, whether absolute or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee or vice versa, or with respect to any employee leased from another employer.

3.24                        Section 83(b) Elections.

To the best of the Company’s knowledge, all individuals who have purchased unvested membership units of the Company have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

3.25                        Investment Company.

The Company is not an “investment company” or a company “controlled” by an “investment company,” within the meanings of the Investment Company Act of 1940, as amended.

3.26                        Real Property Holding Company.

The Company is not a “real property holding company” within the meaning of Section 897 of the Code.

3.27                        No “Bad Actor” Disqualification.

The Company has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”).  To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act.  The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act.  “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Units; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Units (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any such Solicitor.

3.28                        Anti-Corruption.

Neither the Company nor, to the Company’s knowledge, any agent or other person acting on behalf of the Company has: (a) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful  payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any material contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended or any other applicable anti-corruption or anti-bribery law.

3.29                        Money Laundering Laws.

The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to any Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

3.30                        OFAC.

Neither the Company nor any of its officers or managers, nor, to the best of the Company’s knowledge, any of its employees, consultants, agents or affiliates is or has been the subject or target of any sanctions or trade embargoes administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

3.31                        Brokers or Finders.

Other than Raymond James & Associates (“Raymond James”), the Company has not engaged any brokers, finders or agents.  Other than the Company’s payment obligation to Raymond James if the Closing occurs, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements, the offer, sale and issuance of the Units or any of the other transactions contemplated hereby and thereby.

3.32                        Disclosure.

The Company has fully provided the Investor with all the information that the Investor has requested for deciding whether to purchase the Units. None of the Agreements, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or, to the best of the Company’s knowledge, omits to state a material fact necessary to make the statements herein or therein not misleading, in light of the circumstances in which they were made.  With respect to any projections of its future operations provided to the Investor by the Company, the Company represents that such projections were prepared in good faith and that the Company believes there is a reasonable basis for such projections.

3.33                        Customers and Suppliers.

Section 3.33 of the Schedule of Exceptions sets forth the ten (10) largest customers of the Company by revenue and the ten (10) largest suppliers of the Company by expense, in each case for the twelve (12) month period ended on December 31, 2013 and the seven (7) month period ended July 31, 2014 (each, a “Material Customer” or “Material Supplier” as applicable).  No Material Customer or Material Supplier has terminated or adversely changed its relationship with the Company, and, to the best of the Company’s knowledge, no Material Customer or Material Supplier intends to terminate or adversely change such relationship.  The Company has not granted any credit, rebate, trade-in, free return or other sales terms to customers or others which materially differ from terms granted in the ordinary course of business consistent with past practice.  There are no currently pending or threatened disputes between the Company and any of its customers or suppliers that (i) could reasonably be expected to adversely affect the relationship between the Company and any Material Customer or Material Supplier or (ii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.34                        Regulatory Matters.

(a)         The Company is not a “natural-gas company” as such term is defined in the Natural Gas Act of 1938 as amended and codified at 15 U.S.C. §717 et seq. (“Natural Gas Act”).  The Investor shall not, solely by virtue of the execution and delivery of the Agreements, the purchase of the Units, the consummation of the transactions contemplated by the Agreements, and the performance of obligations under the Agreements, be or become subject to regulation as a “natural-gas company” as such term is defined in the Natural Gas Act.

(b)         The Company is not a “gas utility company,” a “holding company”, a “natural gas company,” a “public-utility company,” an “affiliate” or a “subsidiary company” as such terms are defined under the Public Utility Holding Company Act of 2005 and the Federal Energy Regulatory Commission’s implementing regulations at 18 C.F.R. §366 (“PUHCA 2005”).  The Investor shall not, solely by virtue of the execution and delivery of the Agreements, the purchase of the Units, the consummation of the transactions contemplated by the Agreements and the performance of obligations under the Agreements, be or become subject to regulation under PUHCA 2005.

(c)          The Company does not own, lease or operate a “natural gas facility,” a “natural gas transmission line,” a “manufactured-gas facility,” a “storage facility” or any structure incident to any of the above as such terms are defined in 30 V.S.A. §248.  The Company is regulated under Vermont law as provided in the State of Vermont Public Service Board Declaratory Ruling re: Regulatory Status of NG Advantage LLC, Docket No. 7866 (Oct. 10, 2012).  To the knowledge of the Company, the Company is not a “gas corporation” as such term is defined in New York Public Service Law §2(11).  The Company does not own, lease or operate “gas plant” as such term is defined in New York Public Service Law §2(10).  The Company is not subject to rate or financial and organizational regulation as a utility under the laws of the State of Vermont (except as expressly set forth above), the State of New York, the State of New Hampshire, the Commonwealth of Massachusetts or, to the Company’s knowledge, any other U.S. state or local jurisdiction.  The Investor shall not, solely by virtue of the execution and delivery of the Agreements, the purchase of the Units, the consummation of the transactions contemplated by the Agreements and the performance of obligations under the Agreements, be or become subject to rate or financial and organizational regulation as a utility under the laws of the State of Vermont, the State of New York, the State of New Hampshire, the Commonwealth of Massachusetts or, to the Company’s knowledge, any other U.S. state or local jurisdiction.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor hereby, severally and not jointly, represents and warrants to the Company, as of the date hereof and as of the Closing (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) as follows:

4.1                               No Registration.

The Investor understands that the sale and issuance of the Units have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

4.2                               Investment Intent.

The Investor is acquiring the Units for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Units.

4.3                               Investment Experience.

The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Investor can protect its own interests. The Investor has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Company.

4.4                               Speculative Nature of Investment.

The Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of the Investor’s investment and is able, without impairing the Investor’s financial condition, to hold the Units for an indefinite period of time and to suffer a complete loss of the Investor’s investment.

4.5                               Accredited Investor.

The Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

4.6                               Residency.

The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the Schedule of Investors.

4.7                               Rule 144.

The Investor acknowledges that the Units must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of securities purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of securities being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor understands that the current public information about the Company referred to above is not now available and the Company has no present plans to make such information available. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Units, and that, in such event, the Investor may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. The Investor acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Units. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

4.8                               No Public Market.

The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

4.9                               Authorization.

(a)         The Investor has all requisite power and authority to execute and deliver the Agreements, to purchase the Units hereunder and to carry out and perform its obligations under the terms of the Agreements. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of the Agreements, and the performance of all of the Investor’s obligations under the Agreements, has been taken or will be taken prior to the Closing.

(b)         The Agreements, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except: (i)  as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c)          No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of the Agreements by the Investor or the performance of the Investor’s obligations hereunder or thereunder.

4.10                        Brokers or Finders.

The Investor has not engaged any brokers, finders or agents, and the Investor has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements.

4.11                        Tax Advisors.

The Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of acquiring, owning and holding the Units. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of acquiring, owning and holding the Units.  Notwithstanding any potential contrary interpretation, nothing in this Section 4.11 shall affect any of the Company’s representations and warranties regarding tax matters set forth herein and the Company’s indemnification obligations set forth in Section 7.7.

4.12                        Legends.

The Investor understands and agrees that the certificates evidencing the Units, or any other securities issued in respect of the Units upon any unit split, unit dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by the Agreements or under applicable state securities laws):

“THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

SECTION 5

CONDITIONS TO INVESTORS’ OBLIGATIONS TO CLOSE

Each Investor’s obligation to purchase the Units at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless waived by the applicable Investor purchasing the Units in the Closing:

5.1                               Representations and Warranties.

Except as set forth in or modified by the Schedule of Exceptions, the representations and warranties made by the Company in Section 3 shall be true and correct as of the date of the Closing with the same force and effect as though such representations and warranties had been made as of such date.

5.2                               Covenants.

The Company shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing.

5.3                               Blue Sky.

The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Units.

5.4                               Operating Agreement.

The Operating Agreement shall have been duly authorized, executed and delivered by the members holding sufficient membership units to make such agreement effective.

5.5                               Voting Agreement.

The Company, the Founders, and the Investors holding sufficient membership units to make such agreement effective (each such term as described in the amended and restated voting agreement in substantially the form of Exhibit C (the “Voting Agreement”)) shall have executed and delivered the Voting Agreement.

5.6                               Right of First Offer and Co-Sale Agreement.

The Company, the Founders and the Investors holding sufficient membership units to make such agreement effective (each such term as described in the amended and restated right of first offer and co-sale agreement in substantially the form of Exhibit D (the “Right of First Offer and Co-Sale Agreement”)) shall have executed and delivered the Right of First Offer and Co-Sale Agreement.

5.7                               Closing Deliverables.

The Company shall have delivered to counsel to the Investors (or their respective counsel, if any) the following:

(a)         a certificate executed by the Chief Executive Officer of the Company on behalf of the Company, in substantially the form of Exhibit E, certifying to the satisfaction of the conditions to closing listed in Sections 5.1 and 5.2.

(b)         a certificate executed by the Secretary of the Company on behalf of the Company, in substantially the form of Exhibit F, certifying to the accuracy and completeness of the Company’s Certificate of Formation, Operating Agreement, resolutions adopted by the Board of Managers approving the Agreements and the transactions contemplated thereby, and the incumbency of all officers of the Company signatory to any of the Agreements or any other documents referenced therein.

(c)          a certificate of the Secretary of State of the State of Delaware dated as of a date within five days of the date of the Closing, with respect to the good standing of the Company.

5.8                               Indemnification Agreement.

The Company shall enter into an indemnification agreement with each CLNE Manager (as defined in the Operating Agreement) and the CLNE Designated Manager (as defined in the Operating Agreement) in substantially the form attached hereto as Exhibit G.

5.9                               Payoff Letters.

The Company shall have obtained releases and payoff letters for the items of indebtedness set forth on Schedule 5.9, each in a form reasonably satisfactory to the Investors and the effectiveness of which shall be contingent upon the payment in full of the payoff amounts set forth therein.  The Company shall pay all such payoff amounts in full upon the Company’s receipt of the proceeds from the issuance and sale of Units hereunder.

5.10                        Legal Opinion.

As of the Closing, each of the Investors shall have received an opinion of Wilson Sonsini Goodrich & Rosati, counsel for the Company, dated as of the date of the Closing and addressed to the Investors, in substantially the form attached hereto as Exhibit H.

5.11                        Milton Purchase Agreement.

The Company and the Investor shall have executed and delivered the purchase agreement (in substantially the form of Exhibit I, the “Milton Purchase Agreement”) for the compressor station located in Milton, Vermont.

5.12                        Permits, Qualifications and Consents.

All permits, authorizations, approvals or consents of, or filings with or notices to, any federal, state or local governmental authority or regulatory body of the United States or any other third party that are required in connection with the lawful issuance and sale of the securities pursuant to this Agreement, including, without limitation, those from the parties listed on Schedule 5.12, shall be duly obtained or made and shall be effective as of the Closing, except solely for those which are to be obtained or made after the Closing, all of which shall be obtained or made by the Company by the applicable deadlines therefor.

5.13                        Proceedings and Documents.

All limited liability company and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and its counsel, and the Investor and its counsel shall have received all such counterpart original and certified or other copies of such other documents as any of them may reasonably request.

5.14                        Conversion and Cancellation of Series A Preferred Units and Investor Notes.

All outstanding membership units of any class or series other than Common Units (and excluding the outstanding options and warrants convertible into Common Units set forth in Sections 3.3(b)(ii), 3.3(b)(iii) and 3.3(b)(iv)), including without limitation the Series A Preferred Units, shall have been converted into that number of the Company’s Common Units set forth on Schedule 5.14 in the column designated “Number of Common Units” opposite the name of each holder of such membership units, and as of the Closing and as a result of such conversion, all such membership units will be deemed cancelled in all respects and the holders of such membership units shall no longer be entitled to any rights, preferences or privileges as a result of or deriving from such membership units except solely for the right to receive the Common Units into which such membership interests shall convert.  Substantially simultaneously with the Closing, the aggregate outstanding principal amount and all accrued and unpaid interest under all Investor Notes shall have been converted into (a) with respect to the outstanding principal amount under each Investor Note, that number of Units set forth in the column designated “Number of Units” or “Number of Common Units” opposite the name of each holder of any such Investor Note on the Schedule of Investors and Schedule 5.14 hereto, and (b) with respect to the accrued and unpaid interest under each Investor Note, a Bridge Warrant to purchase the number of Common Units set forth in the column designated “Number of Bridge Warrant Common Units” opposite the name of each holder of any such Investor Note on Schedule 5.14, and as of the Closing and as a result of such conversions, all Investor Notes shall be deemed fully repaid and cancelled in all respects and the Company will no longer owe any obligation to such holder of an Investor Note with respect thereto.

5.15                        Waiver of Rights.

At or prior to the Closing, the Company and all then-current members of the Company shall have waived any rights of first offer, preemptive rights or any other rights in connection with the issuance of the Units hereunder.

5.16                        Termination of Investors’ Rights Agreement.

Effective as of and contingent upon the Closing, that certain Investors’ Rights Agreement, dated as of March 6, 2013, by and among the Company and the persons and entities listed on Exhibit A thereto, shall have been terminated in full and, from and after the Closing, such agreement shall have no further force or effect.

SECTION 6
CONDITIONS TO COMPANY’S OBLIGATION TO CLOSE

The Company’s obligation to sell and issue the Units at the Closing is subject to the fulfillment on or before the Closing of the following conditions, unless waived by the Company:

6.1                               Representations and Warranties.

The representations and warranties made by the Investors in Section 4 shall be true and correct when made and shall be true and correct as of the date of the Closing with the same force and effect as though such representations and warranties had been made as of such date.

6.2                               Covenants.

The Investors shall have performed or complied with all covenants, agreements and conditions contained in the Agreements to be performed or complied with by the Investors on or prior to the date of the Closing.

6.3                               Compliance with Securities Laws.

The Company shall be satisfied that the offer and sale of the Units shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by the Company of all necessary blue sky law permits and qualifications required by any state, if any).

6.4                               Operating Agreement.

The Operating Agreement shall have been duly authorized, executed and delivered by the members holding sufficient membership units to make such agreement effective.

6.5                               CLNE Common Purchase Note.

CLNE shall have delivered the executed CLNE Common Purchase Note.

6.6                               Voting Agreement.

The Company, the Founders and the Investors holding sufficient membership units to make such agreement effective (each such term as described in the Voting Agreement) shall have executed and delivered the Voting Agreement.

6.7          Right of First Offer and Co-Sale Agreement.

The Company, the Founders and the Investors holding sufficient membership units to make such agreement effective (each such term as described in the Right of First Offer and Co-Sale Agreement) shall have executed and delivered the Right of First Offer and Co-Sale Agreement.

6.8          Accredited Investor Questionnaire.

Each Investor shall have executed an investor suitability questionnaire in form acceptable to the Company.

SECTION 7

MISCELLANEOUS

7.1          Election of CLNE Managers.

Promptly following the Closing, and in no event more than one (1) business day after the Closing, CLNE shall elect the CLNE Managers (as defined in the Operating Agreement), in accordance with the Operating Agreement.

7.2          Amendment.

Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived other than by a written instrument referencing this Agreement and signed by (i) the Company and (ii) Investors holding a majority of the Common Units issued pursuant to this Agreement (which, in all cases, shall include CLNE); provided, however, that if any amendment or waiver operates in a manner that treats any Investor different from other Investors, the consent of such Investor shall also be required for such amendment or waiver. Any such amendment or waiver effected in accordance with this Section 7.2 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities.  Each Investor acknowledges that by the operation of this Section 7.2, the holders of a majority of the Units issued pursuant to this Agreement and then outstanding will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

7.3          Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a)   if to an Investor, to the Investor’s address or electronic mail address as shown in the Company’s records, as may be updated in accordance with this Section 7.3 and, with respect to CLNE, with a copy (which shall not constitute notice) to Steven G. Rowles, Morrison & Foerster LLP, 12531 High Bluff Drive, Suite 100, San Diego, California 92130;

(b)   if to any other holder of any Units, to such address or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address or electronic mail address to the Company, then to the address or electronic mail address of the last holder of such Units for which the Company has contact information in its records; or

(c)   if to the Company, to the attention of the Chief Executive Officer or General Counsel of the Company at 480 Hercules Drive, Colchester, Vermont 05446, tevslin@ngadvantage.com (email address), or at such other current address as the Company shall have furnished to the Investors in accordance with this Section 7.3, with a copy (which shall not constitute notice) to Michael Nordtvedt, Wilson Sonsini Goodrich & Rosati, P.C., 701 Fifth Avenue, Suite 5100, Seattle, Washington 98104-7036.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

7.4          Governing Law.

This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

7.5          Brokers or Finders.

The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, directors, employees, stockholders, agents or other representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.31, and the Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, managers, employees, members, agents or other representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 4.10.

7.6          Expenses.

The Company and the Investors shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

7.7          Survival; Indemnification.

(a)   The representations, warranties, covenants and agreements made in this Agreement shall survive the execution and delivery of the Agreements and the Closing and shall in no way be effected by any investigation made by or on behalf of any party hereto for two (2) years from the date of the Closing.

(b)   The Company shall indemnify and hold harmless the Investor and each of its directors, officers, stockholders, affiliates, agents and representatives from and against and in respect of any and all actions, causes of action, suits, proceedings, claims, appeals, demands, assessments, judgment, losses, damages, liabilities, interest, fines, penalties, costs and expenses (including, without limitation, attorneys’ fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection therewith), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of the Company made in this Agreement, any of the other Agreements, or any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby.

7.8          Successors and Assigns.

This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company, except for any such assignment, transfer, delegation or sublicense by any Investor to any of its Permitted Transferees (as defined in the Operating Agreement). Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Agreement, express or implied, is intended to  confer upon any party other than the parties hereto or their respective successors, assigns, heirs, executors and administrators any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.9          Entire Agreement.

This Agreement, including the exhibits attached hereto and the other documents referred to herein, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.10        No Waiver.

Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

7.11        Remedies.

In addition to being entitled to exercise all rights provided herein or granted by applicable law, each party hereto acknowledges and agrees that monetary damages may not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party waives any claim or defense that there is an adequate remedy at law for any such breach or threatened breach hereunder.  All remedies, either under this Agreement or by applicable law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative and a party’s exercise of any such remedy will not constitute a waiver of such party’s right to assert any other legal remedy available to it.

7.12        Severability.

If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.13        Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.14        Telecopy Execution and Delivery.

A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.15        Jurisdiction; Venue.

Each of the parties hereto hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Agreement. Each of the parties hereto also agrees that the jurisdiction over the person of such parties and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 7.3 or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.

7.16        Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

7.17        Further Assurances.

Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be reasonably necessary to more fully effectuate this Agreement.

7.18        Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(signature pages follow)

The parties are signing this Common Unit Purchase Agreement as of the date stated in the introductory clause.

NG ADVANTAGE LLC
a Delaware limited liability company

By:
Name:	Tom Evslin
Title:	Chief Executive Officer

(Signature page to the Common Unit Purchase Agreement)

The parties are signing this Common Unit Purchase Agreement as of the date stated in the introductory clause.

INVESTOR

CLEAN ENERGY
a California corporation

Name: Andew J. Littlefair
Title: President and Chief Executive Officer

(Signature page to the Common Unit Purchase Agreement)

The parties are signing this Common Unit Purchase Agreement as of the date stated in the introductory clause.

INVESTOR

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)